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                                                                       EXHIBIT 1
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                            FLEMING COMPANIES, INC.
                           (an Oklahoma corporation)

                              % Senior Notes due 2001
                      Floating Rate Senior Notes due 2001

                               PURCHASE AGREEMENT
                           --------------------------

DATED:                            , 1994
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                            FLEMING COMPANIES, INC.
                           (AN OKLAHOMA CORPORATION)

                              % SENIOR NOTES DUE 2001
                      FLOATING RATE SENIOR NOTES DUE 2001

                               PURCHASE AGREEMENT
                            ------------------------

                                                                          , 1994

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES INC.

c/oMERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1201

Ladies and Gentlemen:


    Fleming Companies, Inc., an Oklahoma corporation (the "Company"), proposes to issue and sell to you (the "Underwriters") its % Senior Notes due 2001 (the "Fixed Rate Notes") and its Floating Rate Senior Notes due 2001 (the "Floating Rate Notes"). The Fixed Rate Notes and the Floating Rate Notes (collectively, the "Notes") are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule A. The Fixed Rate Notes and the Floating Rate Notes will be issued
pursuant  to indentures  to be  dated as  of                              , 1994
(collectively, the "Senior Note Indentures"), among the Company, as issuer, the subsidiary guarantors listed on Exhibit B hereto, as guarantors (the "Subsidiary Guarantors"), and Texas Commerce Bank National Association, as trustee (the "Trustee"). The Notes will be guaranteed, jointly and severally, on an unsecured senior basis (the "Note Guarantees") as to principal, premium, if any, and interest by the Subsidiary Guarantors. The Notes and the Senior Note Indentures are more fully described in the Prospectus referred to below.


    The principal amount and certain terms of the Notes, and the purchase price of the Notes to be paid by the Underwriters, shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Notes will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination
Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

    The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-55369) covering the registration of the Notes and the Note Guarantees under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Price Determination Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A
Information  that  is   used  after   such  effectiveness  and   prior  to   the
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execution  and delivery of the Price Determination Agreement, is herein called a
"preliminary prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the
"Registration  Statement",   and  the   prospectus,  including   the   documents
incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus", except that, if the final prospectus first furnished to the Underwriters after the execution of the Price Determination Agreement for use in connection with the offering of the Notes differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriters for such use.

    The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after the Registration Statement becomes effective, the Price Determination Agreement has been executed and delivered and the Senior Note Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

    Section 1.  REPRESENTATIONS AND WARRANTIES.

    (a) The Company represents and warrants to and agrees with each of the Underwriters that:


        (i) The Company and the Subsidiary Guarantors meet the requirements for use of Form S-3 under the 1933 Act and when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except to the extent set forth in the letter from McAfee & Taft A Professional Corporation, counsel for the Company, to the staff of the Commission, dated
            , 1994) and the requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus.


        (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

       (iii) Deloitte & Touche LLP and Arthur Andersen LLP, who are reporting upon the financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (iv) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

        (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the financial position and the results of operations and cash flows of (1) the Company and its subsidiaries on a consolidated basis and (2) Haniel Corporation and its subsidiaries, in

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    each case,  as of  the  dates indicated,  for  the periods  specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated
    financial  statements  included   or  incorporated  by   reference  in   the
    Registration Statement. The pro forma financial statements and other pro forma financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

        (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

       (vii) Each subsidiary of the Company that (a) is neither inactive nor inconsequential or (b) is a Subsidiary Guarantor is listed on Exhibit (each a "Subsidiary"; collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, except for any pledges of such stock pursuant to (A) the Credit Agreement, dated July 19, 1994, with Morgan Guaranty Trust Company, as Managing Agent and twelve other domestic and foreign banks listed therein (as the same may have been amended to date),
    (B) the Indenture, dated March 15, 1986, between the Company and Morgan Guaranty Trust Company of New York, as Trustee, covering $100 million aggregate principal amount of the Company's 9 1/2% Debentures due 2016 and
    (C) the Indenture, dated December 1, 1989, between the Company and Morgan Guaranty Trust Company of New York, as Trustee, covering $275 million aggregate principal amount of the Company's Medium-Term Notes, such shares of capital stock are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

      (viii) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

        (ix) The Senior Note Indentures have been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Senior Note Indentures conform to the description thereof in the Prospectus.

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        (x)  The Notes have been duly  authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Senior
    Note Indentures and sold and paid for as provided in this Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the respective Senior Note Indentures and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Notes conform to the description thereof in the Prospectus.

        (xi) The Note Guarantees have been duly authorized by each of the respective Subsidiary Guarantors and, when the Notes are issued and delivered in the manner provided in the Indenture and sold and paid for as provided in this Agreement, the Note Guarantees will constitute valid and legally binding obligations of the respective Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with the terms set forth in the Senior Note Indentures, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Note Guarantees will conform in all material respects to the descriptions thereof in the Prospectus.

       (xii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

      (xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, other than regular quarterly dividends declared or paid on its Common Stock, par value $2.50 per share.

       (xiv) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Senior Note Indentures by the Company, the issuance and delivery of the Notes, the issuance of the Note Guarantees, the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated in this Agreement and in the Registration Statement, compliance by the Company with the terms of this Agreement and the Senior Note Indentures and compliance by the Subsidiary Guarantors with the terms of the Note Guarantees, have been duly authorized by all necessary corporate action on the part of the Company or the applicable Subsidiary Guarantors, as the case may be, and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its

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    properties may be subject (except  for such conflicts, breaches or  defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

       (xv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Notes, the valid issuance by the Subsidiary Guarantors of the Note Guarantees, or the execution, delivery or performance of the Senior
    Note Indentures by the Company and the Subsidiary Guarantors.

       (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that is reasonably likely to adversely affect the consummation of this Agreement or the transactions contemplated herein; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

      (xvii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (xviii) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

       (xix) The Company and the Subsidiaries each owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted except where the lack of possession of such licenses, permits, certificates, consents, orders, approvals or authorizations would not have a material adverse affect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

       (xx) The Company and the Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any

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    notice  of infringement of  or conflict with asserted  rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision,
    ruling  or  finding,  could   materially  adversely  affect  the   condition
    (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

       (xxi) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

      (xxii) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

      (xxiii) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiaries.

        For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

    (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each Underwriter as to the matters covered thereby.

    Section 2.  SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

    (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to be agreed upon by the Underwriters and the Company in accordance with Section 2(b) or 2(c), and set forth in the Price Determination Agreement, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A. If the Company elects to rely on Rule 430A, Schedule A may be attached to the Price Determination Agreement.

    (b) If the Company has elected not to rely upon Rule 430A, the initial public offering price of the Notes, the purchase price of the Notes to be paid by the Underwriters and certain other principal terms of the Notes shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such information will be filed before the Registration Statement becomes effective.

    (c) If the Company has elected to rely upon Rule 430A, the initial public offering price of the Notes, the purchase price of the Notes to be paid by the Underwriters and certain other principal terms of the Notes shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 6, 7 and 8 shall remain in effect.

    (d) Payment of the purchase price for, and delivery of, the Notes (the "Closing") shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. either (i) on the fifth full business day after the effective date of the Registration Statement or (ii) if the Company has elected to rely upon Rule 430A, the fifth full business day after execution of the Price Determination Agreement (unless, in either case, postponed pursuant to Section 10), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of the Closing being herein called the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, against delivery of the Notes to you for the respective accounts of the several Underwriters.

    (e) The Notes shall be in such denominations ($1,000 or an integral multiple thereof) and registered in such names as you may request in writing at least two full business days before the Closing Time. The Notes, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

    Section 3.  CERTAIN  COVENANTS OF THE COMPANY.   The Company covenants  with
each Underwriter as follows:

    (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

    (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus) or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus (including amendments of the documents incorporated by reference into the prospectus or Prospectus), of which you shall not have previously been advised and furnished a copy, or to which you or counsel for the Underwriters shall object.

    (c) The Company has furnished or will furnish to you as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

    (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the date of the Price Determination Agreement), as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable on or after the date of the Price Determination Agreement) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request.

    (e) The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration
Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Underwriter to cease the solicitation of offers to purchase the Notes, and the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

    (f) The Company and each Subsidiary Guarantor will use its best efforts in cooperation with the Underwriters to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as you may request. The Company will promptly advise the Underwriters of the receipt by the Company or any Subsidiary Guarantor of any notification with respect to suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiation or threatening of any proceeding for such purposes.

    (g) The Company will make generally available to its Note holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and the Subsidiary Guarantors (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months from the effective date of the Registration Statement and covering a period of 12 months from the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates.

    (h) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds".

    (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

    (j) For a period of five years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or Note holders generally.

    (k) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

    (l) The Company and the Subsidiary Guarantors each has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

    Section 4. PAYMENT OF EXPENSES. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, printing and distribution of this Agreement (including the Price Determination Agreement), the Senior Note Indentures, the Notes, the Blue Sky Survey and the Legal Investment Survey, (c) the delivery of the Notes to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Notes under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Notes Dealers, Inc. ("NASD"), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and the Legal Investment Survey, (f) any fees charged by rating agencies for rating the Notes, (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Senior Note Indentures and the Notes, (h) any advertising and other out-of-pocket expenses of the Underwriters incurred with the approval of the Company, and (i) the fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), acting as a qualified independent underwriter pursuant to Article III,
Section 44(c)(8) of the Rules of Fair Practice of the NASD.

    If this Agreement is terminated by you in accordance with the provisions  of
Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

    Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriters to purchase and pay for the Notices that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein (including those contained in the Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

        (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b) At the Closing Time, you shall have received a signed opinion of McAfee & Taft A Professional Corporation, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

           (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus;

           (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

          (iii) Each Significant Subsidiary is a corporation duly incorporated, and each Subsidiary is a corporation validly existing and in good standing, under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business;

           (iv) Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;


           (v) No holder of any shares of capital stock of the Company is or will be subject to personal liability by reason of being such a holder and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. To the knowledge of such counsel, after reasonable investigation, all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.



           (vi) No holder of any shares of capital stock of any Significant Subsidiary is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Subsidiaries. To the knowledge of such counsel, after reasonable investigation, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable except for any pledges of capital stock pursuant to (A) the Credit Agreement, dated July 19, 1994, with Morgan Guaranty Trust Company, as Managing Agent and twelve other domestic and foreign banks listed therein (as the same may have been amended to date), (B) the Indenture, dated March 15, 1986, between the Company and Morgan Guaranty Trust Company of New York, as Trustee, covering $100 million aggregate principal amount of the
       Company's 9 1/2% Debentures due 2016 and (C) the Indenture, dated December 1, 1989, between the Company and Morgan Guaranty Trust Company of New York, as Trustee, covering $275 million aggregate principal amount of the Company's Medium-Term Notes, all of such shares of capital stock are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance or any kind.


          (vii) The Senior Note Indentures have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

         (viii) The Notes have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Notes), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Senior Note Indentures and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

           (ix) The Note Guarantees have been duly authorized by each of the respective Subsidiary Guarantors and, when the Notes are issued and delivered in the manner provided in the Senior Note Indentures and sold and paid for as provided in this Agreement, the Note Guarantees will constitute valid and legally binding obligations of the respective Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with the terms set forth in the Senior Note Indentures, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Note Guarantees will conform in all material respects to the descriptions thereof in the Prospectus;

           (x) The Senior  Note Indentures  have been qualified  under the  1939
       Act;

           (xi) The Notes, the Note Guarantees and the Senior Note Indentures conform in all material respects as to legal matters to the descriptions thereof in the Prospectus;

          (xii) This Agreement (including the Price Determination Agreement) has been duly authorized, executed and delivered by the Company;

         (xiii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Notes;

          (xiv) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required;

          (xv) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate in all material respects as to legal matters and fairly summarize the information required to be shown;

          (xvi) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement;

         (xvii) The execution and delivery of this Agreement and the Senior Note Indentures by the Company, the issuance and delivery of the Notes, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company and the Subsidiary Guarantors with the terms of this Agreement and the Senior Note Indentures do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties;

         (xviii) The Registration Statement is effective under the 1933 Act and, to the best of the knowledge of such counsel, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act;


          (xix) The Registration Statement (including the Rule 430A Information, if applicable) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations (except to the extent set forth in the letter from McAfee & Taft A Professional Corporation to the staff of the Commission, dated ___________, 1994) and the Senior Note Indentures and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement appear on their face to have been appropriately responsive in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations; and


          (xx) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.


Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Notes pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely as to all matters governed by New York law upon the opinion of Shearman & Sterling referred to in Section 5(c) and as to all matters governed by the laws of jurisdictions other than the States of Oklahoma and New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; PROVIDED that such certificates have been delivered to the Underwriters.


    In giving their opinion required by this Section 5(b), McAfee and Taft A Professional Corporation shall additionally slate that such counsel have participated in the preparation of the Registration Statement and Prospectus and are familiar with or have participated in the preparation of the documents incorporated by reference in the Prospectus and no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel has not been requested to comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinion delivered pursuant to Section 5(b) appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Notes, the Note Guarantees, this Agreement, the Senior Note Indentures, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely as to the incorporation and legal existence of the Company and all other matters governed by Oklahoma law upon the opinion of McAfee & Taft A Professional Corporation referred to in Section 5(b) and as to all matters governed by the laws of jurisdictions other than the States of Oklahoma and New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; PROVIDED that such certificates have been delivered to the Underwriters.

        (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that is reasonably likely to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and required by this

    Agreement and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a senior or executive Vice President, and the Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.


        (e) At the time that this Agreement is executed by the Company, you shall have received from Deloitte & Touche LLP, a letter, dated such date, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:


           (i) in their opinion, the financial statements audited by them and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective published rules and regulations thereunder;


           (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company and its subsidiaries for the 12 weeks ended October 1, 1994, July 9, 1994 and July 10, 1993, the 16 weeks ended April 16, 1994, and April 17, 1993, and the 28 weeks ended July 9, 1994 and July 10, 1993, included or
       incorporated   by  reference  in  the   Registration  Statement  and  the
       Prospectus (collectively, the "10-Q Financials"), inspection of the minute books of the Company and its subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters, a limited review in accordance with standards established by the American Institute of Certified Public Accountants and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:


              (A) the 10-Q Financials do not comply as to form in all material respects with the accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

               (B) any material modifications should be made to the 10-Q Financials for them to be in conformity with generally accepted accounting principles;

               (C) at a specified date not more than five days prior to the date of this Agreement, there was any change in the consolidated capital stock, any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net current assets or stockholders' equity of the Company and its subsidiaries in each case as compared with amounts shown in the latest unaudited consolidated condensed balance sheet of the Company and its subsidiaries incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

              (D) for the period from July 9, 1994 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or of net income, except in each case for changes, increase or decreases that the Registration Statement decides have or may occur;

          (iii) on the basis of a comparison of information included under the heading "Selected Financial Information" in the Prospectus with the requirements of Item 301 of Regulation S-K and inquiries of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K, nothing came to their attention that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K, except for the exclusion of per share information for income (loss) from continuing operations and each dividends declared;


           (iv) they are unable to and do not express any opinion on the Pro Forma Statements of Operations (unaudited) for the Fiscal Year Ended 1993, the Pro Forma Statements of Operations (unaudited) for the Interim Period Ended 1994 or the Unaudited Pro Forma Consolidated Balance Sheet as of the Second Quarter Ended 1994 (the "Pro Forma Statements") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; PROVIDED, HOWEVER, for purposes of such letter they have:


              (A) read the Pro Forma Statements;

               (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements above comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

               (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

              (D) conducted  a  limited  review  in  accordance  with  standards
           established   by   the   American  Institute   of   Certified  Public
           Accountants;


      and, on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Statements included in the Registration Statements do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement; and


           (v) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

        (f) At the Closing Time, you shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

        (g) At the time that this Agreement is executed by the Company, you shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to Haniel Corporation and its sole direct subsidiary, Scrivner, Inc., and Scrivner, Inc.'s subsidiaries (collectively referred to as "Haniel") within the meaning of the 1933 Act and the applicable published 1933 Act regulations, and stating in effect that:

           (i) in their opinion, the financial statements audited by them and any related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective published rules and regulations thereunder; and

           (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the Consolidated Balance Sheet as of June 30, 1994

       (unaudited), the Consolidated Statements of Income for the Six Months Ended June 30, 1993 (unaudited) and the Six Months Ended June 30, 1994 (unaudited), and the Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1993 (unaudited) and the Six Months Ended June 30, 1994 (unaudited) included in the Registration Statement and the Prospectus (collectively, the "Unaudited Interim Financials"), inspection of the minute books of the Company and its subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a limited review in accordance with standards established by the American Institute of Certified Public Accountants and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) the Unaudited Interim Financials are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; or

               (B) any material modifications should be made to the Unaudited Interim Financials for them to be in conformity with generally accepted accounting principles.

        (h) At the Closing Time, you shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

        (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Notes, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

        (j) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the
    Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Notes as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters.

    If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

    Section 6. INDEMNIFICATION. (a) The Company and the Subsidiary Guarantors each agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement contained in or the omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented);

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or any Subsidiary Guarantor; and

       (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company or any Subsidiary Guarantor by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) made or omitted from the Statement of Eligibility of the Trustee on Form T-1, other than any such untrue statement or omission or alleged untrue statement or omission made therein or omitted therefrom in reliance upon information furnished in writing to the Trustee by the Company or any Subsidiary Guarantor for use therein.

    The Company and the Subsidiary Guarantors each agrees to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the 1933 Act, or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Merrill Lynch's participation as a "qualified independent underwriter" within the meaning of Schedule E to the By-Laws of the NASD in connection with the offering of the Notes, except for any losses, claims, damages, liabilities and judgments resulting from Merrill Lynch's or such controlling person's, willful misconduct.

    (b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company and its directors, each of the Subsidiary Guarantors and their respective directors, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

    (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

    Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Subsidiary Guarantors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Subsidiary Guarantors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

    Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Notes.

    Section 9. TERMINATION OF AGREEMENT. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or the NASD, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or Oklahoma authorities, or (v) if there shall have been any downgrading, or any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Notes, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act, or (vi) if there shall have come to such your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

    (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

    (c) This Agreement may also terminate pursuant to the provisions of Section 2, with the effect stated in such Section.

    Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one of the Underwriters shall fail at the Closing Time to purchase the Notes that it is obligated to purchase pursuant to this Agreement (the "Defaulted Notes"), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriter has not completed such arrangements within such 24-hour period, then:

        (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof, or

        (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default that does not result in a termination of this Agreement, either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

    Section 11. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Thomas W. Regan, Jr.; and notices to the Company shall be directed to it at Fleming Companies, Inc., P.O. Box 26647, 6301 Waterford Boulevard, Oklahoma City, Oklahoma 73216, attention of Harry L. Winn, Jr.

    Section 12. PARTIES. This Agreement is made solely for the benefit of the Underwriters, the Company, the Subsidiary Guarantors and, to the extent expressed, any person who controls the Company or the Subsidiary Guarantors or any of the Underwriters within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the Underwriters of the Notes. All of the obligations of the Underwriters hereunder are several and not joint.

    Section 13. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

    Section 14.  COUNTERPARTS.   This Agreement may be  executed in one or  more
counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.
                            ------------------------

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Subsidiary Guarantors and the Underwriters in accordance with its terms.

                                            Very truly yours,

                                            FLEMING COMPANIES, INC.

                                            By _________________________________
                                               Name:
                                               Title:

                                            Each of the Subsidiary Guarantors
                                            Listed on Exhibit B

                                            By _________________________________
                                               Name:
                                               Title:
Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By _________________________________
   Name:
   Title:
         Investment Banking Group

                                                                       EXHIBIT A

                            FLEMING COMPANIES, INC.
                           (AN OKLAHOMA CORPORATION)

                              % SENIOR NOTES DUE 2001
                      FLOATING RATE SENIOR NOTES DUE 2001

                         PRICE DETERMINATION AGREEMENT
                     -------------------------------------
                                                                          , 1994
MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES INC.

c/o MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1201

Ladies and Gentlemen:

    Reference is made to the Purchase Agreement dated                          ,
1994 (the "Purchase Agreement") between Fleming Companies, Inc. (the "Company") and each of the subsidiary guarantors as are listed on Exhibit B to the Purchase Agreement, as guarantors (the "Subsidiary Guarantors"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (collectively, the "Underwriters"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of the Company's % Senior Notes due 2001 (the "Fixed Rate Notes") and Floating Rate Senior Notes due 2001 (the "Floating Rate Notes"). This Agreement is the Price Determination Agreement referred to in the Purchase Agreement. Terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

    Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Underwriters as follows:


    A.  THE FIXED RATE NOTES


     1. The initial public offering price of the Fixed Rate Notes shall be     %
of   the  principal  amount  thereof,  plus   accrued  interest,  if  any,  from
                     , 1994 to the Closing Time.

     2. The  purchase  price  of  the  Fixed  Rate  Notes  to  be  paid  by  the
Underwriters  shall  be      %  of the  principal  amount thereof,  plus accrued
interest, if any, from                      , 1994 to the Closing Time.

     3. The interest rate to be borne by the Fixed Rate Notes shall be    %  per
annum,  payable semi-annually on                and                of each year,
commencing                      , 1994.

     4. The Fixed Rate Notes will mature on                      , 2001.

     5. The Fixed Rate Notes  may be redeemed at the  option of the Company,  in
whole  or in part, at any time  on or after                         , 1999, at a
redemption price equal  to     % of  the principal amount  thereof, if  redeemed
during the 12-month period beginning on                      , 1999, and    % of
the  principal amount thereof, if redeemed  during the 12-month period beginning
on                        , 2000, together with accrued and unpaid interest,  if
any, to the date of redemption.

    In  addition, the  Company may  redeem up  to 20%  of the  initial aggregate principal  amount  of  the  Fixed  Rate  Notes  at  any  time  on  or  prior  to
                     ,    1997,   within   180   days   of   a   Public   Equity

Offering (as defined in the Senior Note Indentures) with the net proceeds of such offering, at a redemption price equal to % of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided that, after having given effect to such redemption, at least $200 million aggregate principal amount of the Fixed Rate Notes remains outstanding.


    B.  THE FLOATING RATE NOTES


     1. The initial public offering price of the Floating Rate Notes shall be % of the principal amount thereof, plus accrued interest, if any, from
                     , 1994 to the Closing Time.

     2.  The  purchase  price of  the  Floating Rate  Notes  to be  paid  by the
Underwriters shall  be      %  of the  principal  amount thereof,  plus  accrued
interest, if any, from                      , 1994 to the Closing Time.

     3.  The Floating Rate Notes will bear interest at  a rate of    % per annum
from                       , 1994 through and including                        ,
1995 and at a rate per annum thereafter, determined quarterly, equal to the rate determined on the basis of the Applicable LIBOR Rate (as defined in the Senior
Note Indentures). Interest on the Floating Rate Notes will be payable  quarterly
on                        ,                        ,                       , and
                     of each year commencing                      , 1995.

     4. The Floating Rate Notes will mature on                      , 2001.

     5. The Floating Rate Notes may be redeemed at the option of the Company, in whole or in part, on any Interest Payment Date (as defined in the Floating Rate
Senior  Note Indenture) on or after                       , 1995 and on or prior
to                         , 1999 at a  redemption price equal to 100.5% of  the
principal  amount thereof, together with accrued and unpaid interest, if any, to
the date of redemption, and after                        , 1999 at a  redemption
price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption.

    The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

    This Agreement shall be governed by the laws of the State of New York.

                                               Very truly yours,

                                               FLEMING COMPANIES, INC.

                                               By ______________________________
                                                 Name:
                                                 Title:

                                               Each of the Subsidiary Guarantors
                                               Listed on Exhibit B

                                               By ______________________________
                                                  Name:
                                                  Title:
Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

  By _____________________________
     Name:
     Title:
           Investment Banking
           Group

                                                                       EXHIBIT B

                             Subsidiary Guarantors

ATI, Inc.
Badger Markets, Inc.
Baker's Supermarkets, Inc.
Ball Motor Service, Inc.

Boogaart Stores of Nebraska, Inc.

Central Park Super Duper, Inc.
Commercial Cold/Dry Storage Company

Consumers Markets, Inc.

D.L. Foot Stores, Inc.
Del-Arrow Super Duper, Inc.
Festival Foods, Inc.
Fleming Direct Sales Corporation
Fleming Foods East, Inc.
Fleming Foods of Alabama, Inc.
Fleming Foods of Ohio, Inc.
Fleming Foods of Tennessee, Inc.
Fleming Foods of Texas, Inc.
Fleming Foods of Virginia, Inc.
Fleming Foods of South, Inc.
Fleming Foods of West, Inc.
Fleming Foreign Sales Corporation
Fleming Franchising, Inc.
Fleming Holdings, Inc.
Fleming International, Ltd.
Fleming Site Media, Inc.
Fleming Supermarkets of Florida, Inc.
Fleming Technology Leasing Company, Inc.
Fleming Transportation Service, Inc.
Food Brands, Inc.
Food-4-Less, Inc.
Food Holdings, Inc.
Food Saver of Iowa, Inc.
Gateway Development Co., Inc.
Gateway Food Distributors, Inc.
Gateway Foods, Inc.
Gateway Foods of Altoona, Inc.
Gateway Foods of Pennsylvania, Inc.
Gateway Foods of Twin Ports, Inc.
Gateway Foods Service Corporation
Grand Central Leasing Corporation
Great Bend Supermarkets, Inc.
Hub City Transportation, Inc.
Kensington and Harlem, Inc.
LAS, Inc.
Ladysmith East IGA, Inc.
Ladysmith IGA, Inc.
Lake Markets, Inc.
M&H Desoto, Inc.
M&H Financial Corp.
M&H Realty Corp.
Malone & Hyde, Inc.
Malone & Hyde of Lafayette, Inc.
Manitowoc IGA, Inc.
Moberly Foods, Inc.
Mt. Morris Super Duper, Inc.
Niagra Falls Super Duper, Inc.
Northern Supermarkets of Oregon, Inc.
Northgate Plaza, Inc.
109 West Main Street, Inc.
121 East Main Street, Inc.
Peshtigo IGA, Inc.
Piggly Wiggly Corporation
Quality Incentive Company, Inc.
Rainbow Transportation Services, Inc.
Route 16, Inc.
Route 219, Inc.
Route 417, Inc.
Richland Center IGA, Inc
Scrivner, Inc.
Scrivner-Food Holdings, Inc.
Scrivner of Alabama, Inc.
Scrivner of Illinois, Inc.
Scrivner of Iowa, Inc.
Scrivner of Kansas, Inc.
Scrivner of New York, Inc.
Scrivner of North Carolina, Inc.
Scrivner of Pennsylvania, Inc.
Scrivner of Tennessee, Inc.
Scrivner of Texas, Inc.
Scrivner Super Stores of Illinois, Inc.
Scrivner Super Stores of Iowa, Inc.
Scrivner Transportation, Inc.
Sehon Foods, Inc.
Selected Products, Inc.
Sentry Markets, Inc.
Smar Trans, Inc.
South Ogden Super Duper, Inc.
Southern Supermarkets, Inc. (TX)
Southern Supermarkets, Inc. (OK)
Southern Supermarkets of Louisiana, Inc.
Star Groceries, Inc.
Store Equipment, Inc.
Sundries Service, Inc.
Switzer Foods, Inc.
35 Church Street, Inc.
Thompson Food Basket, Inc.
29 Super Market, Inc.
27 Slayton Avenue, Inc.
WPC, Inc.

                                   SCHEDULE A


                                                                                                      PRINCIPAL
                                                                                     PRINCIPAL        AMOUNT OF
                                                                                  AMOUNT OF FIXED   FLOATING RATE
                                                                                   RATE NOTES TO     NOTES TO BE
             UNDERWRITER                                                           BE PURCHASED       PURCHASED
- --------------------------------------------------------------------------------  ---------------  ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..........................................................   $                $
J.P. Morgan Securities Inc......................................................
                                                                                  ---------------  ---------------
          Total.................................................................   $ 350,000,000    $ 150,000,000
                                                                                  ---------------  ---------------
                                                                                  ---------------  ---------------